UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. The meeting will be held on Tuesday, May 24, 2022, at 10:00 a.m. Eastern Time. We will be hosting a virtual meeting of shareholders. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. We believe that hosting a virtual meeting this year will enable greater shareholder attendance and participation.

At the meeting, you will be asked to:

1.	elect three directors for a term of three years each;

2.	approve, in an advisory (non-binding) vote, the Company’s named executive officer compensation disclosed in the Proxy Statement;

3.	ratify the appointment of Yount, Hyde and Barbour, P.C. as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2022; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

You will find information regarding these matters in the Proxy Statement.

You may vote your shares by internet, telephone, or regular mail, or virtually at the Annual Meeting. On or about April 14, 2022, we will mail our shareholders a Notice containing instructions on how to obtain the Proxy Statement and the 2021 Annual Report to Shareholders on the internet and how to vote their shares over the internet. You may read, print, or download the Proxy Statement and 2021 Annual Report to Shareholders at www.envisionreports.com/VBFC. You may request paper copies of these materials as well by following the instructions on the Notice. If you receive a proxy card, it also contains instructions regarding how to vote by internet, telephone, regular mail or virtually at the Annual Meeting.

Your vote is very important. Please take time to vote now so that your shares are represented at the meeting. We appreciate your continued support.

Sincerely,

James E. Hendricks, Jr.
President and Chief Executive Officer

Midlothian, Virginia

April 5, 2022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOU ARE HEREBY NOTIFIED of and invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp., a Virginia corporation, to be held on May 24, 2022, at 10:00 a.m. Eastern Time. We will be hosting a virtual meeting to mitigate any health risks associated with the COVID-19 pandemic for our shareholders and employees. The meeting will be conducted exclusively by live webcast. As a shareholder of the Company as of the close of business on April 4, 2022, the record date, you will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MGXN27M on the meeting date and time described in the Proxy Statement. There is no physical location for the Annual Meeting.

The Annual Meeting is being held for the purpose of considering and voting on the following:

1.	The election of three directors for a term of three years each;
2.	The approval, in an advisory (non-binding) vote, of the Company’s named executive officer compensation disclosed in the Proxy Statement;
3.	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2022; and
4.	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed April 4, 2022 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

Deborah M. Golding, Corporate Secretary

Dated: April 5, 2022

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders online, we urge you to vote and submit your proxy by telephone, the internet or mail as promptly as possible to ensure the presence of a quorum for the meeting. For additional instructions on voting by telephone or the internet, please refer to your proxy card or the Important Notice Regarding the Availability of Proxy Materials. To vote and submit your proxy by mail, please complete, sign and date the proxy card and return it in the postage-paid envelope. If you attend the meeting online, you may, if you desire, revoke the proxy, and vote online during the meeting. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. As beneficial owner, you must register in advance to attend the Annual Meeting virtually on the internet. Additional instructions are included in the Proxy Statement under “General Information” – “Voting and Revocation of Proxies.”

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 24, 2022

GENERAL INFORMATION

The board of directors of Village Bank and Trust Financial Corp. (the “Company”) is furnishing you with this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on May 24, 2022, at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively by live webcast and there will be no physical location for the meeting. As a shareholder of the Company as of the close of business on the record date, you will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MGXN27M on the meeting date and time described in this Proxy Statement.

The mailing address of the Company’s principal executive office is 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

This Proxy Statement will be furnished to shareholders beginning April 14, 2022. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this Proxy Statement over the internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of the Proxy Statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 24, 2022 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the internet and vote shares. The Notice of Internet Availability will be mailed to shareholders on or about April 14, 2022. By furnishing proxy materials over the internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you would like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the internet, by telephone or mail.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 24, 2022

A complete set of proxy materials relating to the Annual Meeting is available on the internet. These materials, including the Proxy Statement and the 2021 Annual Report on Form 10-K, may be viewed at www.envisionreports.com/VBFC.

Voting and Revocation of Proxies

All properly executed proxies, and all properly completed proxies submitted by telephone or internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote at the meeting. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and voting, by submitting a new proxy bearing a later date, or by submitting written notice of revocation to the Corporate Secretary addressed to Village Bank and Trust Financial Corp., P.O. Box 330, Midlothian, Virginia, 23113. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.

If you are a registered shareholder (i.e., hold your shares in your own name and not through a broker or custodian), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received to attend the meeting and vote your shares.

If you hold your shares through a broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If your shares are held through a broker or other custodian and you wish to revoke your proxy or change your vote, you should contact that organization.

If you hold your shares through a broker or other custodian, such as a bank, you must register in advance to attend the Annual Meeting virtually on the internet. To register, you must submit proof of your proxy power (legal proxy) reflecting your Village Bank and Trust Financial Corp. holdings along with your name and email address to the Company’s transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:	Computershare, Inc., Village Bank and Trust Financial Corp., Legal Proxy P.O. Box 505000, Louisville, KY 40233-5000

Voting Rights

Only shareholders of record of the Company’s common stock at the close of business on April 4, 2022, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on April 4, 2022, there were 1,476,165 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented by attendance at the meeting or by proxy, will constitute a quorum for the transaction of business.

Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the three nominees for Class A who receive the greatest number of affirmative votes cast at the Annual Meeting, during the meeting or by proxy, even if less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of the other proposals requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.

Routine and Non-Routine Proposals

If you own shares held in street name, meaning through a broker or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions, then under applicable rules the organization that holds the shares may generally vote your shares with respect to routine matters but cannot vote on non-routine matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Yount, Hyde & Barbour, P.C. (Proposal 3) as the Company’s independent registered public accounting firm for the year ending December 31, 2022, is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 3. The election of three Class A directors (Proposal 1) and the advisory (non-binding) vote to approve the Company’s named executive officer compensation (Proposal 2) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore “broker non-votes” may occur in connection with Proposals 1 and 2.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. Solicitation is being made by the Company’s board of directors by mail and electronic notice and access to the internet. In addition to the solicitation of proxies by mail, the Company may also solicit proxies through its directors, officers, and employees. The Company will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s board of directors currently consists of nine directors that are divided into three classes (A, B and C). The terms of office for the three Class A directors of the Company will expire at the Annual Meeting and these directors have been nominated for election to continue serving as directors in Class A. If elected, each of the Class A nominees will serve three-year terms ending at the 2025 Annual Meeting of Shareholders, or until his earlier resignation or removal. Six other directors will continue serving terms that end in either 2023 or 2024, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve, if elected. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the accompanying proxy, for such substitute nominee as may be nominated by the board of directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following information provides certain biographical information with respect to each director and director nominee for election at the Annual Meeting, followed by a statement regarding the specific experience, qualifications, attributes, or skills that led the board to conclude that each director or director nominee should serve as a director of the Company.

Nominees for Election

Class A Directors for Terms to Expire in 2025

Craig D. Bell, 64, is a founder of Village Bank (the “Bank”) and has been a director since 1998. Mr. Bell is Chair of the board of directors of the Company and the Bank. He is a partner with the law firm of McGuireWoods LLP, where he is head of the State and Local Tax and Tax Litigation Groups. McGuireWoods is an international law firm having offices in thirteen states and seven countries. Mr. Bell is an Emeritus Director of the Community Tax Law Project, a non-profit provider of pro bono tax assistance to low income families and its former President; a Fellow of the American College of Tax Council; former Chair of both the Virginia State Bar Section of Taxation and the Virginia Bar Association Tax Section; a Master member of the Edgar J. Murdock Inn of Court for Tax; an adjunct Professor of Law at the College of William and Mary School of Law; and a Trustee and Board Chair of the Henricus Park Foundation. He is also President of the ASAC Foundation, a nonprofit organization that has charitable and educational purposes in the areas of antique arms and armor. Mr. Bell is also a credentialed Accredited Member appraiser by the International Society of Appraisers where he focuses his appraisal engagements to antique arms and armor of the 15th-19th centuries. Mr. Bell retired from the Army Reserves in 2006 as a Lieutenant Colonel after completing 27 years of service. As a result of the foregoing experience, Mr. Bell brings leadership, sound judgment, effective communication, business acumen, and decision-making skills to the board of directors. Mr. Bell currently serves as Chair of the Executive Committee, Chair of the Nominating and Corporate Governance Committee, and is a member of the Compensation Committee and Board Risk Committee. He also serves as an ex officio member of all committees.

Devon M. Henry, 44, has been a director since March 2018. Mr. Henry is Chief Executive Officer and President of Team Henry Enterprises, LLC. Team Henry is a multi-discipline contracting and logistics firm headquartered in Newport News, Virginia, with offices in Richmond, Virginia, Raleigh, North Carolina and Miami, Florida. In 2014, Team Henry Enterprises was recognized in Fortune Magazine, ranking 12th on the 100 List of fastest growing inner-city companies in the country. Mr. Henry brings valuable business experience to the board of directors as a business owner and entrepreneur. His substantial network of business and personal relationships helps the Company grow and achieve its strategic goals. Mr. Henry is active in the community and speaks at several local universities about entrepreneurship and S.T.E.M. initiatives. He serves on several boards and committees to include the Board of Visitors for Norfolk State University, Eastern Regional Director for Phi Beta Sigma Fraternity, Board of Directors for Venture Richmond, Transportation DBE Advisory Committee, Young Presidents Organization (YPO), and Metropolitan Business League. Mr. Henry serves as a member of the Compensation Committee, Nominating and Corporate Governance Committee and Board Risk Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

George R. Whittemore, 72, has been a director since 1998. Mr. Whittemore is Vice Chair of the board of directors of the Company and the Bank. Mr. Whittemore is retired and served as a member of the board of directors of Condor Hospitality, Inc. (formerly SuperTel Hospitality Trust, Inc.), a publicly traded (Nasdaq listed) real estate investment trust that owns hotels (from November 1994 to March 2016) and served as chair of its compensation committee and was a member of its audit committee. He was a consultant to SuperTel Hospitality from August 2004 to August 2005 and its president from November 2001 to August 2004. Mr. Whittemore served as director and Senior Vice President/Senior Administrative Officer of Anderson & Strudwick, Inc., a brokerage and investment banking firm from November 1996 until November 2001. He was President/Chief Executive Officer of Pioneer Financial Corporation and its subsidiary, Pioneer Federal Savings Bank, from September 1982 until its merger with Signet Banking Corporation (now Wells Fargo Corporation) in August 1994. Mr. Whittemore was a director of Prime Group Realty Trust, Inc., a real estate investment trust that owned commercial office buildings, and served as chair of its audit committee from July 2005 until December 2012. He is a director of Lightstone Value Plus REIT I (since July 2006), Lightstone Value Plus REIT II (since June 2008), and Lightstone Value Plus REIT III, Inc. (since December 2013), all of which are non-publicly traded real estate investment trusts (all three of which are SEC filers) that own various types of commercial real estate and related investments. He is chair of the audit committee of Lightstone Value Plus REIT I, Lightstone Value Plus II and Lightstone Value Plus III. Mr. Whittemore provides experience in banking, investment banking, commercial real estate, public company management and board governance that are important to the Company. Mr. Whittemore qualifies as an audit committee financial expert under SEC guidelines. Mr. Whittemore serves as Chair of the Board Risk Committee, and is a member of the Executive Committee, Audit Committee and Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTIONS OF THE NOMINEES SET FORTH ABOVE

________________________________________________________

Incumbent Directors

Class B Directors Whose Terms Will Expire in 2023

Raymond T. Avery, III, 72, has been a director since 1998. Mr. Avery is President and co-founder of Chesterfield Construction Services, Inc., which trades as Emerald Homes. This company specializes in the work force affordable sector of the residential construction market. Mr. Avery has over 40 years of experience in real estate development and home building in central Virginia. This experience provides managerial expertise to the board of directors as well as an extensive knowledge of the real estate market in which the Bank operates. Mr. Avery serves as Vice Chairman of the Board Risk Committee and is a member of the Audit Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

James E. Hendricks, Jr., 59, has been a director since August 15, 2020, and has served as Chief Executive Officer and President of the Company and the Bank since August 15, 2020. He previously served as Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank since December 2016, and as Chief Credit Officer since March 2014. Prior thereto, he served as Director of Special Assets of the Bank. From 1990 to 2013, Mr. Hendricks served in several leadership roles at SunTrust Bank (and its predecessor Crestar Bank), including Senior Vice President and Consumer Banking Chief Operational Risk Officer, Senior Vice President and Consumer Lending Credit and Compliance Risk Officer, and Senior Vice President of Credit Process Review. Prior to 1990, he served as Bank Examiner for the Comptroller of the Currency. Mr. Hendricks received his Bachelor of Science degree in Finance from Virginia Tech and Master of Business Administration degree from University of Richmond. He volunteers his time to a local Boy Scout troop in various capacities. Mr. Hendricks has over 30 years of banking industry experience, which has afforded him broad knowledge and a keen understanding of all aspects of banking. In addition to his banking experience, he currently serves on the board of directors of the Virginia Association of Community Banks and the Virginia Bankers Association’s Benefits Board. Mr. Hendricks is a member of the Executive Committee and the Board Risk Committee. Mr. Hendricks is also a member of the board of directors of Village Bank Mortgage Corporation.

Mary Margaret Kastelberg, 58, has been a director since October 1, 2020. Mrs. Kastelberg is Director of Investment Research at Alpha Wealth Advisors, LLC, a full service independent financial advisory firm. Alpha Wealth partners with individuals, families, and small businesses to help them grow and to articulate and achieve their long-term financial objectives. Mrs. Kastelberg has lived in the Richmond community for her entire life. With more than 35 years of small business and financial experience, Mrs. Kastelberg brings a unique perspective to the board. Her background in managing small business, mortgage securitizations, and mergers and acquisitions is of value in supporting Village Bank as it continues to grow and achieve its strategic goals. Mrs. Kastelberg serves as a board member and former Chair of Commonwealth Catholic Charities and as Secretary of the Board for Benedictine Education Foundation. She is a past board member of Western Wildcats Youth Football Association. She is FINRA registered with Series 7 (General Securities Representative), 63 (Uniform Securities Agent State Law Examinations), and 65 (Uniform Investment Adviser Law Examination) licenses. Mrs. Kastelberg graduated from Princeton University with a B.A. degree in Politics and earned a Master’s in Business Administration from the University of Virginia’s Colgate Darden School. Mrs. Kastelberg serves as a member of the Board Risk Committee and Compensation Committee.

Class C Directors Whose Terms Will Expire in 2024

Frank E. Jenkins, Jr., 56, has been a director since 2017. He is Managing Partner of Adams, Jenkins and Cheatham, one of the largest accounting firms in Virginia. The firm’s core client base and business strategy align well with the mission of the Bank working closely with individuals and businesses to solve problems and help businesses grow and prosper. Mr. Jenkins brings valuable business and accounting experience to the board of directors as a Certified Public Accountant, business owner and entrepreneur. His substantial network of business and personal relationships helps the Company grow and achieve its strategic goals. Mr. Jenkins is a member of the Virginia Young Presidents' Organization (YPO), the American Institute of Certified Public Accountants (AICPA), the Community Associations Institute, and the Virginia Society of Certified Public Accountants (VSCPA). He is a licensed CPA in Virginia and North Carolina and qualifies as an audit committee financial expert under SEC guidelines. Mr. Jenkins serves as Chair of the Audit Committee and is a member of the Executive Committee, Nominating and Corporate Governance Committee and Board Risk Committee.

Michael A. Katzen, 69, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Katzen is Partner and President of The Law Firm of Michael A. Katzen, P.C. He is a director of Glebe Hill Associates, Inc., a privately held development company. His experience with real estate law provides the board of directors with expertise in evaluating significant loan relationships as well as working out nonperforming loans collateralized by real estate. Mr. Katzen currently serves as Chair of the Compensation Committee, and is a member of the Executive Committee, Nominating and Corporate Governance Committee and Board Risk Committee.

Michael L. Toalson, 69, has been a director since 2004. Mr. Toalson retired as Chief Executive Officer of the Home Builders Association of Virginia (“HBAV”) in June 2017. He led the HBAV lobbying team before state lawmakers and regulators and was the chief administrative officer of the 3,000-member business organization. His familiarity with various home builders and the Virginia real estate market in general are invaluable to the board of directors in evaluating significant loan relationships and marketing the Bank’s services to the home building community. Mr. Toalson currently serves as a member of the Audit Committee and Board Risk Committee. He also serves as Chair of the board of directors of Village Bank Mortgage Corporation.

Executive Officers Who Are Not Directors

Roy I. Barzel, 70, has served as Executive Vice President and Chief Credit Officer of the Bank since August 1, 2020. He joined the Bank in July 2017 as Director of Strategic Initiatives, and also serves as the Bank’s Community Reinvestment Act Officer. He was Executive Vice President and Chief Credit Officer of Bank of Virginia from April 2011 until it was acquired by First Citizens Bank in September 2016, and as Senior Vice President and Regional Credit Manager of First Citizens Bank until he joined the Bank. Mr. Barzel started his banking career in 1983 at United Virginia Bank, predecessor to Crestar Bank and SunTrust Bank, and performed a number of credit roles, culminating in a Senior Regional Credit Officer position in Commercial Real Estate banking. Mr. Barzel is a graduate of the University of Florida with a Bachelor of Science in Zoology and a Master of Business Administration.

Jennifer J. Church, 42, has served as Executive Vice President - Retail Banking of the Bank since March 21, 2022. Ms. Church was the Market Leader, Vice President with BB&T from September 2018 to March 2022, and prior thereto, she served in various positions with Union Bank & Trust from 2007 to 2018, including Retail Support Manager, Senior Retail Operations Consultant and Branch Manager. Ms. Church is a graduate of Longwood University with a Bachelor of Science in Business Administration and has over 20 years of banking experience.

Donald M. Kaloski, Jr., 40, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since May 31, 2018, and as Chief Risk Officer of the Bank since August 15, 2020. He joined the Company in March 2013 and was promoted to Senior Vice President of Accounting in April 2015. Prior thereto, he had over six years of experience in public accounting, supervising audit teams on financial institution engagements throughout the country. Mr. Kaloski is a 2006 graduate of Troy University with a Bachelor of Science degree in Accounting, holds a Master of Business Administration degree from Troy University, and is a Certified Public Accountant and Chartered Global Management Accountant with 14 years of experience in the banking industry. Mr. Kaloski serves as Vice-Chair on the Virginia Bankers Association Chief Financial Officer Committee. He also served as past Lt. Governor for Capital District Division 11 of Kiwanis International.

Max C. Morehead, Jr., 58, has served as Executive Vice President - Commercial Banking since March 2014. Prior thereto, Mr. Morehead held various positions at SunTrust Bank for 25 years, including managing commercial and business banking groups. Mr. Morehead also serves as Immediate Past Chair of the Chesterfield County based non-profit, Substance Abuse Free Environment (SAFE). He is a 1986 graduate of the Virginia Military Institute. He has over 33 years of banking experience.

Christy F. Quesenbery, 63, has served as Executive Vice President of Operations since August 24, 2020. Mrs. Quesenbery’s expertise includes loan and deposit operations, compliance, human resources, information technology and information security. Mrs. Quesenbery was Executive Vice President and Chief Operating Officer for Touchstone Bankshares, Inc. from July 2016 to August 2020, where she was responsible for deposit and loan operations, compliance, information security and technology, as well as enterprise risk and vendor management. She was Senior Vice President and Enterprise Risk Manager at CCB Bankshares, Inc. from May 2016 until July 2016 when CCB Bankshares, Inc. merged with Touchstone Bankshares, Inc. and served as Senior Vice President of Operations, Information and Security at Bank of Virginia from November 2011 until February 2016. Prior thereto, she held leadership roles at various community banks in Virginia during her career. Mrs. Quesenbery holds a Bachelor of Science degree in Psychology and Business Administration from James Madison University and graduated from the Virginia Bankers School of Bank Management. Mrs. Quesenbery has over 35 years’ experience in commercial banking.

James C. Winn, 48, has served as President and Chief Executive Officer of Village Bank Mortgage Corporation since December 2017. Prior thereto, he served as Senior Vice President and Risk Manager of Village Bank Mortgage Corporation. From 1998 to 2009, he served in several leadership roles with Benchmark Mortgage, including Vice President of Secondary Market. Mr. Winn is a 1997 graduate of Virginia Commonwealth University and has over 20 years of mortgage banking experience.

Board Diversity Matrix

The table below provides certain diversity information regarding the board of directors as of April 5, 2022. Each of the categories listed in the table below has the meaning used in Nasdaq Listing Rule 5605(f).

Total Number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose
Gender Identity
Directors	1	8	-	-
Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	7	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not disclose demographic background	-

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth, as of April 4, 2022, unless otherwise noted, certain information with respect to the beneficial ownership of shares of common stock by each of the directors, by the executive officers named in the “Summary Compensation Table” below, and by the directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in themselves at once or at some future time.

Name	Amount of Beneficial Ownership	Percent of Class (%)
Directors
R.T. Avery, III (1)	20,426	1.38%
Craig D. Bell (2)	21,359	1.45%
James E. Hendricks, Jr. (3)	23,763	1.61%
Devon M. Henry (4)	1,086	*
Frank E. Jenkins, Jr. (5)	4,825	*
Mary Margaret Kastelberg (6)	1,374	*
Michael A. Katzen (7)	9,894	*
Michael L. Toalson (8)	10,385	*
George R. Whittemore (9)	11,801	*
Named Executive Officers Who Are Not Directors
Max C. Morehead, Jr. (10)	12,423	*
James C. Winn (11)	2,349	*
Directors and executive officers as a group (15 persons)	126,342	8.56%

     *Indicates holdings amount to less than 1% of the outstanding shares of common stock.

(1) Amount disclosed includes 2,819 shares of common stock owned by Mr. Avery; 3,803 shares of common stock held in Mr. Avery’s IRA account; 3,136 shares of common stock owned by Mr. Avery’s spouse; 252 shares of common stock owned by JG Developers, Inc., in which Mr. Avery has a 100% interest; 9,973 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Raymond T. Avery, III; and the unvested portion of restricted stock awards (time-based) of 443 shares.

(2) Amount disclosed includes 3,601 shares of common stock owned by Mr. Bell; 3,125 shares of common stock held in Mr. Bell’s IRA account; 4,506 shares of common stock in a revocable trust; 7 shares of common stock owned jointly with Mr. Bell’s brother; 9,277 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Craig D. Bell; and the unvested portion of restricted stock awards (time-based) of 468 shares. Mr. Bell also has stock options for 375 shares, which vested on July 15, 2013 and have not been exercised.

(3) Amount disclosed includes 13,783 shares of common stock owned by Mr. Hendricks, of which 807 shares are held jointly with Mr. Hendricks’ spouse; 4,957 shares of common stock held in Mr. Hendricks’ IRA account; 1,964 shares of common stock owned by Mr. Hendricks’ spouse; and the unvested portion of restricted stock awards (time-based) of 3,059 shares.

(4) Amount disclosed includes 643 shares of common stock owned by Mr. Henry, and the unvested portion of restricted stock awards (time-based) of 443 shares.

(5) Amount disclosed includes 3,807 shares of common stock owned by Mr. Jenkins; 575 shares held in Mr. Jenkins’ IRA account; and the unvested portion of restricted stock awards (time-based) of 443 shares.

(6) Amount disclosed includes 1,001 shares of common stock owned by Mrs. Kastelberg; and the unvested portion of a restricted stock award (time-based) of 373 shares.

(7) Amount disclosed includes 2,310 shares of common stock owned by Mr. Katzen, of which 114 shares are held jointly with Mr. Katzen’s spouse; 300 shares held in Mr. Katzen’s IRA account; 6,841 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael A. Katzen; and the unvested portion of a restricted stock award (time-based) of 443 shares.

(8) Amount disclosed includes 3,023 shares of common stock owned by Mr. Toalson, of which 2,050 shares are held jointly with Mr. Toalson’s spouse; 5,438 shares of common stock held in Mr. Toalson’s IRA account; 1,481 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael L. Toalson; and the unvested portion of restricted stock awards (time-based) of 443 shares.

(9) Amount disclosed includes 1,131 shares of common stock owned by Mr. Whittemore; 6,786 shares of common stock held in Mr. Whittemore’s IRA accounts; 1,255 shares of common stock owned by Mr. Whittemore’s spouse; 2,186 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO George R. Whittemore; and the unvested portion of restricted stock awards (time-based) of 443 shares.

(10) Amount disclosed includes 7,210 shares of common stock owned by Mr. Morehead; 2,920 shares of common stock held in Mr. Morehead’s IRA account; and the unvested portion of restricted stock awards (time-based) of 2,293 shares.

(11) Amount disclosed includes 1,954 shares of common stock owned by Mr. Winn; and the unvested portion of restricted stock awards (time-based) of 395 shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 4, 2022, certain information known to the Company with respect to the beneficial ownership of shares of common stock by owners of 5% or more of the outstanding shares of the Company’s common stock. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of such owner living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby such owner can vest title in himself at once or at some future time.

	Amount and Nature of		Percent of
Name	Beneficial Ownership		Class(%)
Kenneth R. Lehman	768,379	(1)	52.05%
122 North Gordon Road
Fort Lauderdale, FL 33301

(1)	This information is based solely on a Form 4 filed by Mr. Lehman with the SEC on December 16, 2020.

No Hedging Policy

The Company’s insider trading policy prohibits directors and executive officers from engaging in transactions designed to hedge or offset any decrease in the market value of the Company’s common stock, such as prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards, exchange funds and other derivative instruments. The policy also prohibits directors and executive officers from engaging in short sale transactions in the Company’s common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of common stock. Officers and directors are required by regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2021, all of the Company’s insiders were in compliance with the reporting requirements of Section 16(a), other than there were ten late filings, specifically Form 4 filings on February 16, 2021 for vested shares issued January 28, 2021 for performance-based restricted stock units granted under the 2015 Stock Incentive Plan to James E. Hendricks, Jr., Donald M. Kaloski, Jr., Rebecca L. Kline and Max C. Morehead, Jr.; and Form 4 filings on August 9, 2021 for vested shares issued July 29, 2021 for performance-based restricted stock units granted under the 2015 Stock Incentive Plan to Roy I. Barzel, James E. Hendricks, Jr., Donald M. Kaloski, Jr., Rebecca L. Kline, Max C. Morehead, Jr. and Christy F. Quesenbery.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership

The positions of Chair of the board of directors and President and Chief Executive Officer of the Company are held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the Company in a safe, sound, and profitable manner. The role of the board of directors, including its Chair, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the Company for the benefit of its shareholders, to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, bank regulators, and communities, and to identify business opportunities for the Bank and Village Bank Mortgage Corporation. Each director of the Company also serves as a director of the Bank. All directors are actively involved in our strategic planning process.

Board’s Role in Risk Oversight

The board of directors oversees risk to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The board of directors performs its risk oversight in several ways, including through the Bank’s Board Risk Committee. The Board Risk Committee is responsible for providing fiduciary oversight to achieve the Company’s enterprise risk management vision and mission. Enterprise risk management helps achieve this vision by creating a comprehensive approach to anticipate, identify, prioritize, and manage material risks to our business strategies. Specific to credit risk, the Committee assists the board of directors in its oversight of the Bank’s asset quality and loan portfolio management by monitoring the credit risk of the Bank, monitoring the quality, trends and management of the Bank’s loan portfolio, monitoring loan growth and concentrations, approving all loan policies, approving loans according to the Bank’s loan policies, and ensuring processes and controls are in place to ensure compliance with policies and all lending laws and regulations. The board of directors establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance and cybersecurity. The board of directors also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The goal of the Board Risk Committee is to open lines of communication among the directors, executives, and employees. The Committee ensures that management has identified, assessed, and established a risk management infrastructure capable of addressing those risks given the scope and complexity of the Company. These risks include credit, liquidity, accounting, legal, compliance, operational, interest rate, cybersecurity, strategic and reputational risks. The Committee also oversees the division of risk-related responsibilities to each board committee as clearly as possible and performs a gap analysis to determine that the oversight of any risks is not missed.

The board of directors conducts certain risk oversight activities through its other committees with direct oversight over specific functional areas. The risk oversight activities of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees are described in the “Committees of the Board” section of this Proxy Statement below; in the “Executive Compensation” section, beginning on page 14 and in the “Audit Information” section, beginning on page 27. The board of directors is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The board of directors also meets regularly in an outside directors’ session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full board of directors is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Independence of the Directors

The board of directors has determined that the following eight individuals of its nine current members are independent as defined by applicable SEC rules and the listing standards of the Nasdaq Stock Market (“Nasdaq”): Raymond T. Avery, III, Craig D. Bell, Devon M. Henry, Frank E. Jenkins, Jr., Mary Margaret Kastelberg, Michael A. Katzen, Michael L. Toalson and George R. Whittemore. In reaching this conclusion, the board of directors considered that the Company and its subsidiary conduct business with companies of which certain members of the board of directors or members of their immediate families are or were directors or officers. In particular, the board of directors considered that in 2021, the Bank paid an agent fee for loans processed under the Small Business Administration Paycheck Protection Program to Adams, Jenkins & Cheatham in the amount of $139,318.07. Frank E. Jenkins, Jr., a member of the board of directors of the Company and the Bank, is a Managing Partner with Adams, Jenkins & Cheatham. The board concluded that such fee was in the nature of a referral fee and not a consulting, advisory or other compensatory fee as contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. Adams, Jenkins & Cheatham did not provide any professional services to the Company, or the Bank and the amount of the fee was not in excess of the limit under Nasdaq Listing Rule 5605(a)(2)(D). Given the nature of the fee and the fact that this was a non-recurring payment that arose under exceptional circumstances related to the COVID-19 pandemic, the board concluded that the transaction would not impact Mr. Jenkins’ ability to exercise independent judgment with respect to the Company.

There were no other relationships between the Company and its directors except as disclosed below under “Certain Relationships and Related Transactions.”

Annual Meeting Attendance

The Company encourages members of the board of directors to attend the Annual Meeting of Shareholders. Eight of the nine directors serving at the time attended the May 18, 2021 Annual Meeting.

Board and Committee Meeting Attendance

Each director is expected to devote sufficient time, energy, and attention to ensure diligent performance of the director’s duties, including attendance at board and committee meetings. There were twelve meetings of the Company’s board of directors and twelve meetings of the Bank’s board of directors in 2021. Each director attended at least 75% of the aggregate number of meetings of the board and meetings of committees of which the director was a member during 2021.

Executive Sessions

The board of directors generally holds executive sessions of non-employee directors at each board meeting. At least one executive session is held for the purpose of formally evaluating the President and Chief Executive Officer. Any independent director can request that an executive session be scheduled.

Committees of the Board

The Company has an Audit Committee, Compensation Committee, Executive Committee, and Nominating and Corporate Governance Committee. The Bank also has a Board Risk Committee.

Audit Committee

The Company’s Audit Committee assists the board of directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, compliance with legal and regulatory requirements and the qualifications, independence, and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. The board of directors has adopted a written charter for the Audit Committee. A copy of the charter of the Audit Committee is available on the “Investor Relations” page of the Company’s website at www.villagebank.com under the heading “Corporate Information - Governance Documents.”

The Audit Committee is composed of Messrs. Jenkins (Chair), Avery, Toalson and Whittemore. The board of directors, in its business judgment, has determined that such directors are independent as defined by Nasdaq’s listing standards and SEC regulations. The board of directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Messrs. Jenkins and Whittemore qualify as audit committee financial experts as defined by SEC regulations.

The Audit Committee met four times in 2021. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” on page 27.

Compensation Committee

The Company’s Compensation Committee assists the board of directors in fulfilling their responsibility to the shareholders to ensure that the Company's officers, key executives, and board members are compensated in accordance with the Company's total compensation objectives and executive compensation policy. The Compensation Committee advises and recommends for approval compensation policies, strategies, and pay levels necessary to support organizational objectives. The board of directors has adopted a written charter for the Compensation Committee. A copy of the charter of the Compensation Committee is available on the “Investor Relations” page of the Company’s website at www.villagebank.com under the heading “Corporation Information - Governance Documents.”

The Compensation Committee is composed of Messrs. Katzen (Chair), Bell, Henry, and Mrs. Kastelberg, all of whom the board in its business judgment has determined are independent as defined by Nasdaq’s listing standards and SEC regulations.

The Compensation Committee met five times in 2021. For additional information regarding the Compensation Committee, see “Executive Compensation” on page 14.

Executive Committee

When the board of directors is not in session, the Executive Committee is authorized to exercise all the board of director’s power except for certain matters reserved to the board by law, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The Executive Committee is composed of Messrs. Bell (Chair), Jenkins, Katzen, Whittemore and Hendricks. The Executive Committee met twelve times in 2021.

Board Risk Committee

The Bank’s Board Risk Committee is responsible for providing fiduciary oversight to achieve the Company’s and Bank’s enterprise risk management vision and mission, as described in the Board’s Role in Risk Oversight on page 9. All nine members of the Bank board serve on the Board Risk Committee. This Committee met a total of four times in 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for selecting and recommending to the board of directors with respect to (i) nominees for election at the Annual Meeting of Shareholders, and (ii) nominees to fill board vacancies. The Nominating and Corporate Governance Committee is responsible for assisting the board in identifying individuals qualified to become board members and to recommend to the board nominees for directors; to oversee the board’s compliance with its ethics program as set forth in the Company’s Code of Ethics, Conflicts of Interest and Bribery Policy; to review and make recommendations to the board on matters involving the general operation of the board, including the size and composition of the board and the structure and composition of board committees; to oversee an annual assessment of the board’s performance as well as peer evaluation of the board and its committees; to recommend board committee appointments and removals; to recommend to the board a determination of each directors’ independence under applicable rules and guidelines; to recommend to the board candidates for new local board appointments; and to consider corporate governance issues that may arise from time to time and make recommendations to the board with respect thereto. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the “Investor Relations” page of the Company’s website at www.villagebank.com under the heading “Corporate Information - Governance Documents”.

The Nominating and Corporate Governance Committee is composed of Messrs. Bell (Chair), Henry, Jenkins, Katzen and Whittemore, all of whom the board of directors in its business judgment has determined are independent as defined by Nasdaq’s listing standards and SEC regulations. The Nominating and Corporate Governance Committee met three times in 2021.

Director Nomination Process

In identifying potential nominees, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the board of directors, the range of talents, experiences and skills that would best complement those that are already represented on the board of directors, the balance of management and independent directors and the need for specialized expertise. The Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and by management, and the independent directors will also consider candidates suggested informally by a shareholder of the Company. In the consideration of director nominees, including any nominee that a shareholder may submit, the Nominating and Corporate Governance Committee considers, at a minimum, the following factors for new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;
•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the board of directors and to the board’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics; and
•	The prospective nominee’s involvement within the communities the Company serves.

Shareholders entitled to vote for the election of directors may recommend candidates for the Nominating and Corporate Governance Committee to consider formally in connection with an annual meeting as long as the recommendation is made on or before the last date on which a shareholder may nominate an individual for election to the board of directors under the Company's Bylaws.

Under the process used by the Company for selecting new board candidates, the Nominating and Corporate Governance Committee identifies the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Committee will initiate a search, working with staff support and seeking input from board members and executive management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the board of directors. A determination is made as to whether board members have relationships with preferred candidates and can initiate contacts. The Nominating and Corporate Governance Committee interviews prospective candidates. The board of directors meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval.

Director Compensation

Members of the board of directors of the Company do not receive cash fees for their service as directors. However, all of the directors of the Company also serve as directors of the Bank, and the non-employee directors are compensated for their service on the Bank board. In 2021, the Chair of the board of directors of the Bank received a $26,000 retainer payable semi-annually in increments of $13,000. The Chairs of the Audit Committee, Board Risk Committee and Compensation Committee each received a $22,000 retainer payable semi-annually in increments of $11,000. Each of the remaining non-employee members of the board of directors of the Bank received a $20,000 retainer payable semi-annually in increments of $10,000. Directors of the Company also received awards of time-based restricted stock in connection with the Company’s long-term incentive plan as described below. Directors do not receive attendance fees for board or committee meetings.

Board members who are also officers of the Company or the Bank receive compensation only for their executive roles. They do not receive additional compensation for board service or attending committee meetings.

In 2005, the Bank adopted the Outside Directors Deferral Plan under which non-employee directors of the Bank have the opportunity to defer receipt of all or a portion of their compensation until retirement or departure from the board of directors. Any amounts deferred under this plan are maintained in an account for the benefit of the director and are credited annually with interest on the cash portion of the deferred amount at a market rate established at the beginning of each plan year (3.68% for 2021).

The following table provides information concerning the compensation of all non-employee directors for the year ended December 31, 2021:

	Fees Earned
	or Paid		Stock		BOLI
Name	in Cash		Awards		Income	Total
R.T. Avery, III	$20,000	(1)	$9,425	(2)	$641	$30,066
Craig D. Bell	$26,000	(1)	$10,787	(2)	$237	$37,024
Devon M. Henry	$20,000		$9,425	(2)	$—	$29,425
Frank E. Jenkins, Jr.	$22,000	(1)	$9,425	(2)	$—	$31,425
Mary Margaret Kastelberg	$20,000		$9,425	(2)	$—	$29,425
Michael A. Katzen	$22,000	(1)	$9,425	(2)	$—	$31,425
Michael L. Toalson	$20,000		$9,425	(2)	$463	$29,888
George R. Whittemore	$22,000		$9,425	(2)	$579	$32,004

(1) All fees earned by the director were deferred for the year ended December 31, 2021.

(2) Represents the grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. These awards are part of the long-term incentive plan described on page 16 and consist of time-based restricted stock. The time-based awards vest in equal installments over a period of three years. The grant date fair value per share was $54.48 and was based on the Company's common stock closing price on November 1, 2021.

Communications with Directors

Any director may be contacted by writing to the named director, c/o Village Bank and Trust Financial Corp., P.O. Box 330, Midlothian, Virginia 23113. Communications to the non-management directors as a group may be sent to the same address, c/o the Corporate Secretary of the Company. The Company promptly forwards all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

Introduction

This section of the Proxy Statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the named executive officers (referred to as “NEOs”). The NEOs for 2021 were as follows:

•         James E. Hendricks, Jr., President and Chief Executive Officer of the Company

•         Max C. Morehead, Jr., Executive Vice President-Commercial Banking of the Bank

•         James Clifton Winn, President and Chief Executive Officer of Village Bank Mortgage Corporation

This section of the Proxy Statement is intended to inform shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following this section, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative.

At the May 18, 2021 Annual Meeting of the Company’s shareholders, the shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2021 Proxy Statement.  The vote was 1,107,226 shares “For” (91.86% of the shares voted), 15,055 shares “Against” (1.25% of the shares voted), and 83,086 shares “Abstained” (6.89% of the shares voted).

The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2021 Annual Meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue the Company’s executive compensation programs, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Compensation Policy and Objectives

The Compensation Committee’s compensation philosophy with respect to its executive officers is one of pay for performance. Accordingly, an executive officer’s annual compensation consists of a base salary, an annual monetary bonus and stock-based compensation. The annual monetary bonus is utilized to reward our executives for achieving short-term financial and productivity goals, and stock-based compensation is utilized for achieving long-term financial and productivity goals. The Compensation Committee evaluates all compensation plans to ensure that they do not encourage unnecessary or excessive risk.

The Compensation Committee’s primary objective is to provide competitive levels of compensation to attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company in a manner that promotes its growth and profitability for the benefit of our shareholders. To that end, we believe that:

•	Our key executives should have compensation opportunities at levels that are competitive with peer institutions;
•	Total compensation should include significant “at risk” components that are linked to annual and longer term performance results; and
•	Stock-based compensation should form a key component of total compensation as a means of linking executive management to the long-term performance of the Company and aligning their interests with those of shareholders.

Compensation Consultants

The Compensation Committee engaged Lockton Companies, LLC in 2021 as its independent executive compensation advisor. The compensation advisor advises the Compensation Committee on matters relating to compensation benchmarking, staying current with regulatory and legal issues related to executive compensation, and designing appropriate compensation programs. As part of its consultation with the Compensation Committee, the compensation advisor provides the Committee with peer group comparisons. The Compensation Committee has direct access to the consultant and control over its engagement. The Compensation Committee has determined that the work of the compensation advisor and its employees as compensation consultants to the Company has not created any conflict of interest.

Base Salary

The Company believes that a competitive salary for executive management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Proposed salary adjustments for executive management are presented to the Compensation Committee by the Chief Executive Officer, typically during the second quarter. The Compensation Committee reviews the recommendations, makes any further adjustments and generally approves the recommendations with input from the Compensation Committee’s external compensation advisor. Recommendations regarding adjustments to Mr. Hendricks’ salary are reviewed and, if appropriate, approved by the board of directors. There were generally modest salary increases for the NEOs during 2021. The base salaries for 2021 and 2020 were as follows:

Name and Principal
Position	Year	Base Salary
James E. Hendricks, Jr.	2021	$325,000
President and Chief Executive Officer	2020	$300,000

Max C. Morehead Jr.	2021	$208,000
Executive Vice President-Commercial Banking	2020	$202,000

James C. Winn	2021	$165,000
President and Chief Executive Officer of Village Bank Mortgage Corporation	2020	$160,000

Short-Term Incentive Compensation

In 2019 and again in 2020, the board of directors approved a short-term incentive plan to reward executives for creating value for the Company by achieving corporate and individual performance goals during 2020 and 2021, respectively. The corporate goals included measures of net income before taxes and incentive accrual, noninterest expense to average assets for the Bank, average relationship deposits, average core loans, and noninterest income to budget for the Bank. The Compensation Committee was given the responsibility to administer and enforce the plan. Under the plan, the following incentive amounts were set for each of the NEOs (other than Mr. Winn) if certain Company performance goals were attained, adjusted for the NEO’s individual performance results against the plan:

	Percent of Base Salary
Name	2021	2020
James E. Hendricks, Jr.	30%	30%
Max C. Morehead Jr.	20%	15%

Actual awards would be adjusted upward or downward based on actual performance results versus goal and individual performance relative to goal. The Company performance goals were met above target in 2020 and the following awards were paid to NEOs in March 2021:

Name	Amount	Percent of Base Salary
James E. Hendricks, Jr.	$90,000	30%
Max C. Morehead Jr.	$43,200	21%

The Company performance goals were met above target in 2021 and the following awards were paid to NEOs in March 2022:

Name	Amount	Percent of Base Salary
James E. Hendricks, Jr.	$150,000	46%
Max C. Morehead Jr.	$64,603	31%

Mr. Winn did not participate in the short-term incentive plan, as he received performance-based incentive compensation based on the profitability of Village Bank Mortgage Corporation, as is customary in the mortgage loan industry. In lieu of incentive bonuses like the other NEOs, Mr. Winn receives an amount equal to a fixed percentage of the annual pretax profit contribution of Village Bank Mortgage Corporation. See “Summary Compensation Table” below.

Long-Term Incentive Plans

2019 Long-Term Incentive Plan

On July 23, 2019, the board approved a Long-Term Incentive Plan under which directors were awarded time-vested restricted stock. Executives were awarded time-vested restricted stock and performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of July 29, 2020, 2021 and 2022. The performance-based restricted stock units were to vest based on performance versus goals for 2020-2021 with shares issued in 2020-2022. Goals were established in the following categories and carry the following weighting:

50%	Consolidated Return on Tangible Common Equity
50%	Bank Adversely Classified Items Ratio
100%

The Company’s performance goal for the 2019 Long-Term Incentive Plan of Consolidated Return on Tangible Common Equity was based on a two-year performance period that ended on December 31, 2021. The performance goal was met at the maximum level, and the following awards were paid to NEOs in 2022:

	Consolidated Return on Tangible Common Equity

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)	Actual Shares Awarded (#)	Fair Value of Actual Award ($)(1)
James E. Hendricks, Jr.	2021	188	375	563	563	$30,121
Max. C. Morehead Jr.	2021	125	250	375	375	$20,063
James C. Winn	2021	113	225	338	338	$18,083

(1) The amount represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $53.50 and was based on the Company's common stock closing price on March 25, 2022, the date of issuance.

The Company’s performance for the 2019 Long-Term Incentive Plan for the Bank Adversely Classified Items Ratio was measured at June 30, 2021 and December 31, 2021. The performance goal was met at the maximum level at each measurement date, and the following awards were paid to NEOs:

	Bank Adversely Classified Items Ratio as of June 30, 2021

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)	Actual Shares Awarded (#)	Fair Value of Actual Award ($)(1)
James E. Hendricks, Jr.	2021	47	94	141	141	$6,566
Max. C. Morehead Jr.	2021	32	63	95	95	$4,424
James Winn	2021	-	-	-	-	-

(1) The amount represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $46.57 and was based on the Company's common stock closing price on July 29, 2021, the date of issuance.

	Bank Adversely Classified Items Ratio as of December 31, 2021

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)	Actual Shares Awarded (#)	Fair Value of Actual Award ($)(1)
James E. Hendricks, Jr.	2021	47	94	141	141	$8,312
Max. C. Morehead Jr.	2021	32	63	95	95	$5,600
James Winn	2021	-	-	-	-	-

(1) The amount represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $58.95 and was based on the Company's common stock closing price on January 28, 2022, the date of issuance.

2020 Long-Term Incentive Plan

On July 28, 2020, the board approved a Long-Term Incentive Plan under which directors were awarded time-vested restricted stock. Executives were awarded time-vested restricted stock and performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of August 3, 2021, 2022 and 2023. The performance-based restricted stock units can be earned based on performance versus goals for 2021-2022 with shares issued in 2021-2023. Goals were established in the following categories and carry the following weighting:

50%	Consolidated Return on Tangible Common Equity
50%	Bank Adversely Classified Items Ratio
100%

The Company’s performance goal of Consolidated Return on Tangible Common Equity is based on a two-year performance period that will end on December 31, 2022, and is currently tracking towards the target threshold. The table below details the awards levels:

	Consolidated Return on Tangible Common Equity(1)

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)
James E. Hendricks, Jr.	2021	313	625	938
Max. C. Morehead Jr.	2021	125	250	375
James C. Winn	2021	125	250	375

(1) The performance-based restricted stock awards will vest on December 31, 2022, based on the Company's average consolidated return on tangible common equity for fiscal years 2021 and 2022. The Company is currently tracking towards the maximum threshold as of December 31, 2021.

The Company’s performance for the 2020 Long-Term Incentive Plan for the Bank Adversely Classified Items Ratio was measured at June 30, 2021 and December 31, 2021. The performance goal was met at the maximum level at each measurement date, and the following awards were paid to NEOs:

	Bank Adversely Classified Items Ratio as of June 30, 2021

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)	Actual Shares Awarded (#)	Fair Value of Actual Award ($)(1)
James E. Hendricks, Jr.	2021	79	157	236	236	$10,991
Max. C. Morehead Jr.	2021	32	63	94	94	$4,378
James Winn	2021	-	-	-	-	-

(1) The amount for 2021 represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $46.57 and was based on the Company's common stock closing price on July 29, 2021.

	Bank Adversely Classified Items Ratio as of December 31, 2021

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)	Actual Shares Awarded (#)	Fair Value of Actual Award ($)(1)
James E. Hendricks, Jr.	2021	78	156	234	234	$13,794
Max. C. Morehead Jr.	2021	32	63	94	94	$5,541
James Winn	2021	-	-	-	-	-

(1) The amount for 2021 represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $58.95 and was based on the Company's common stock closing price on January 28, 2022.

2021 Long-Term Incentive Plan

On October 26, 2021, the board approved a Long-Term Incentive Plan under which directors were awarded time-vested restricted stock. Executives were awarded time-vested restricted stock and performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of November 1, 2022, 2023 and 2024. The performance-based restricted stock units can be earned based on performance versus goals for Consolidated Return on Tangible Common Equity for 2022-2023 with shares issued in 2024.

In granting the stock awards, the Compensation Committee asked its external compensation advisor to provide a recommendation regarding incentive stock awards for executive management and directors. The Compensation Committee’s advisor recommended stock awards and/or stock units for executives based on the Company’s executive compensation philosophy statement. As a result of this evaluation, the Compensation Committee and board approved a combination of time-vested restricted stock and performance-based restricted stock units in 2020 and 2021. The number of shares is reported below under Grants of Plan-Based Awards in 2021. The stock-based compensation for the NEOs shown in the Summary Compensation Table includes the target value of the performance-based restricted stock units as of the date of grant.

Supplemental Executive Retirement Plan

We believe that retirement compensation plays an important role in retaining key executives, as well as helping them provide for retirement. The Compensation Committee engaged an independent compensation advisor to analyze the total retirement benefits provided by the Company and/or the Bank and Social Security to employees with various levels of compensation and years of service so that the Compensation Committee could determine the projected replacement ratio of income at retirement compared with active employment. Because of limits under our qualified retirement plan on the amount of deferrals that our executives can make, several of our executives can expect to have a lower retirement replacement ratio than we have targeted for all employees. Consequently, as a matter of “pension equity”, we have adopted a supplemental plan, which should provide a benefit for designated executives that will help approach the targeted retirement replacement ratio.

Under the Bank’s Supplemental Executive Retirement Plan, the Bank has agreed to provide a supplemental retirement benefit of $50,000 annually for 20 years to Mr. Hendricks and a benefit of $25,000 annually for 15 years to Mr. Morehead. Other than Mr. Hendricks, the participants are fully vested in their respective. Mr. Hendricks is vested in a benefit equal to $25,000 annually for 15 years. The remainder of Mr. Hendricks’s benefit, which was awarded in connection with his promotion to President and Chief Executive Officer in 2020, is subject to vesting and requires Mr. Hendricks to remain employed by the Company for a term of 90 months beginning December 31, 2020. Under the plan, each participant’s payments will begin on the later of the date of his termination of employment with the Company or the date he would otherwise have completed his service requirement. In the event of a pre-termination death, the executive’s named beneficiary receives the benefit under the applicable payout schedule. In the event of a post-termination death, the executive’s named beneficiary receives any remaining benefit payments under the applicable payout schedule.

Employment and Change of Control Agreements with Named Executive Officers

Securing the continued service of key executives is essential to the successful future of the Company. Employment agreements and change of control agreements assist the Company by providing security to key executives. The Company has an employment agreement with Mr. Hendricks. The Bank has an employment agreement with Mr. Morehead and a change of control agreement with Mr. Winn.

Mr. Hendricks’ employment agreement with the Company was entered into on July 28, 2020, and the initial term of the agreement will expire on August 14, 2023; provided that on August 14, 2022 and on each August 14th thereafter, the agreement will be automatically extended for an additional 12 month period unless either party gives notice of nonrenewal at least 90 days prior to the renewal date. Pursuant to the agreement, Mr. Hendricks is entitled to receive an annual base salary of not less than $300,000. His current base salary is $325,000. The Company’s board of directors or compensation committee will review his base salary at least annually and may increase his salary in its discretion. Mr. Hendricks is entitled to an annual performance bonus based on a target of 30% of his annual base salary, provided that he meets the performance goals established by the board of directors or compensation committee. He is also entitled to stock-based awards in such amounts as may be determined by the Company’s board of directors or compensation committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank. Mr. Hendricks is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan as described above. Pursuant to his agreement, if Mr. Hendricks is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid two times the sum of (i) his annual base salary in effect as of the date of termination, plus (ii) an annual bonus amount equal to 30% of such annual base salary. If, within 24 months following a change of control of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to 2.99 times the sum of his annual base salary as of the date of termination.

Mr. Morehead’s employment agreement with the Bank was entered into on September 4, 2020, and the initial term of the agreement will expire on September 4, 2023; provided that on September 4, 2022 and on each September 4th thereafter, the agreement will be automatically extended for an additional 12 month period unless either party gives notice of nonrenewal at least 90 days prior to the renewal date. Pursuant to the agreement, Mr. Morehead is entitled to receive an annual base salary of not less than $202,000. His current base salary is $208,000. The Bank’s board of directors or compensation committee will review his base salary at least annually and may increase his salary in its discretion. Mr. Morehead is entitled to an annual performance bonus based on a target of 15% of his annual base salary, provided that he meets the performance goals established by the board of directors or compensation committee. His annual performance bonus for 2021 was based on a target of 20% of his base salary. He is also entitled to stock-based awards in such amounts as may be determined by the Bank’s board of directors or compensation committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Bank. Mr. Morehead is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan as described above. Pursuant to his agreement, if Mr. Morehead is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid the sum of (i) his annual base salary in effect as of the date of termination, plus (ii) an annual bonus amount equal to 15% of such annual base salary. If, within 24 months following a change of control of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of his annual base salary as of the date of termination.

Mr. Winn’s amended and restated change of control agreement was entered into on March 24, 2022 and the initial term of the agreement will expire on March 31, 2024. The agreement replaced his prior change in control agreement with the Bank dated March 24, 2020, which expired on March 31, 2022 in accordance with its terms. The change of control agreement may be extended for an additional period of up to 24 months at the discretion of the board of directors. Pursuant to the terms of the agreement, if, within 12 months following a change of control of the Company, Mr. Winn’s employment is terminated by the Bank without “Cause” (as defined in his agreement) or by Mr. Winn following a reduction in his base salary of at least 10%, then he will be entitled to a lump sum cash payment equal to 9 months of his monthly base salary as in effect on his termination date or in effect immediately prior to the change of control, whichever is greater.

Other Benefits and Agreements

All NEOs are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long-term disability plans, and life insurance.

In addition, the Company has a 401(k) profit sharing plan. The NEOs participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions cliff vest 100% at two years.

The Company and certain members of the board of directors and NEOs are parties to split dollar life insurance agreements or bank owned life insurance (“BOLI”) agreements. Generally, under each split dollar or BOLI agreement, the Company has life insurance on the executive’s life. Upon death, a death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

All NEOs have access to a Non-Qualified Deferred Compensation plan, which allows a select group of management and highly compensated employees to save additional pre-tax dollars beyond the current retirement plan limits. Participants may elect to defer dollars from base salary, incentive pay, commissions, and/or 401(k) refunds per the terms of this program. All participants in the plan are fully vested in their own contributions. James E. Hendricks, Jr. elected to defer a portion of his compensation into the plan in 2021. No other NEOs participated in the plan as of December 31, 2021.

Summary Compensation Table

The following table presents information concerning the compensation of the NEOs for services rendered in all capacities to the Company and the Bank.

					Non-Equity	Nonqualified
				Stock	Incentive Plan	Deferred	All Other
Name and Principal				Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	Bonus ($)(1)	($) (2)	($) (3)	Earnings ($)	($) (4)	Total ($)
James E. Hendricks, Jr.	2021	303,846	20,000	94,250	150,000	44,796	22,647	635,539
President and Chief	2020	256,923	5,000	84,564	90,000	23,279	16,575	476,341
Executive Officer

Max C. Morehead Jr.	2021	202,923	2,500	58,021	64,603	9,547	17,578	355,172
Executive Vice President/	2020	198,536	5,000	63,075	43,200	9,155	14,146	333,112
Commercial Banking

James C. Winn	2021	160,769	-	16,780	385,020	-	17,130	579,699
President and Chief	2020	157,114	-	7,250	424,620	-	15,911	604,895
Executive Officer of
Village Bank Mortgage Corporation

(1) The amounts in this column for the periods ended 2021 and 2020 reflect short-term incentive compensation awards for recognition of efforts around the origination of Small Business Administration Payroll Protection Program loans during 2021 and 2020.
(2) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The 2021 and 2020 stock awards consist of time-based and performance-based restricted stock awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The time-based awards vest over a period of three years and the performance-based awards can be earned over a period of two years. The grant date fair value per share was $54.48 and $29.00 and was based on the Company's common stock closing price on November 1, 2021 and August 3, 2020, respectively. The Assumptions used in the calculation of these amounts are included in Note 14 of the Company's audited financial statements for the year ended December 31, 2021 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2022.
(3) The amounts in this column reflect the short-term incentive compensation awards for 2020 and 2019, which are discussed in further detail on page 15.
(4) Amounts shown in the "All Other Compensation" column are detailed in the following table:

All Other Compensation

			Company
			Contributions	Company
			to Retirement	Vehicle /
Name and Principal		BOLI	and 401(k)	Automobile	Telephone
Position	Year	Income	Plans	Allowance	Allowance	Total
James E. Hendricks, Jr.	2021	$149	$16,047	$6,000	$600	$22,647
	2020	$-	$9,975	$6,000	$600	$16,575

Max. C. Morehead Jr.	2021	$141	$10,837	$6,000	$600	$17,578
	2020	$-	$7,546	$6,000	$600	$14,146

James C. Winn	2021	$78	$10,452	$6,000	$600	$17,130
	2020	$-	$9,311	$6,000	$600	$15,911

Plan-Based Awards in 2021

The following table sets forth certain information with respect to the amount and value of plan-based awards granted to the NEOs during 2021.

			Grants of Plan-Based Award in 2021
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock
Name	Grant Date	Actual Cash Payout(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards: Number of Share of Stock or Units	Grant Date Fair Value of Stock and Option Awards(2)
James E. Hendricks, Jr.	N/A	$150,000	$48,750	$97,500	$146,250	-	-	-	-	N/A
	11/1/2021	$-	$-	$-	$-	433	865	1,298	-	$47,125
	11/1/2021	$-	$-	$-	$-	-	-	-	865	$47,125

Max C. Morehead, Jr.	N/A	$64,603	$20,800	$41,600	$62,400	-	-	-	-	N/A
	11/1/2021	$-	$-	$-	$-	194	388	582	-	$21,138
	11/1/2021	$-	$-	$-	$-	-	-	-	677	$36,883

James C. Winn	N/A	$385,020	$-	$-	$-	-	-	-	-	N/A
	11/1/2021	$-	$-	$-	$-	77	154	231	-	$8,390
	11/1/2021	$-	$-	$-	$-	-	-	-	154	$8,390

(1) In lieu of non-equity incentive bonuses like the other NEOs, Mr. Winn receives an amount equal to a fixed percentage of the annual pretax profit contribution of Village Bank Mortgage Corporation.
(2) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The time-based awards vest over a period of three years and the performance-based awards can be earned over a period of two years. The grant date fair value per share was $54.48 and was based on the Company's common stock closing price on November 1, 2021. The Assumptions used in the calculation of these amounts are included in Note 14 of the Company's audited financial statements for the year ended December 31, 2021 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2022.

Outstanding Equity Awards

The following table sets forth certain information with respect to the amount and value of outstanding equity awards on an award-by-award basis held by the NEOs at December 31, 2021.

Outstanding Equity Awards at Fiscal Year-end

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
James E. Hendricks, Jr.	7/29/2019(2)	250	$14,463	-	$-
	8/3/2020(3)	1,944	$112,460	937	$54,205
	11/1/2021(4)	865	$50,040	865	$50,040
		3,059	$176,963	1,802	$104,246

Max C. Morehead, Jr.	7/29/2019(2)	166	$9,603	-	$-
	8/3/2020(3)	1,450	$83,883	374	$21,636
	11/1/2021(4)	677	$39,164	388	$22,446
		2,293	$132,650	762	$44,082

James C. Winn	7/29/2019(2)	75	$4,339	-	$-
	8/3/2020(3)	166	$9,603	250	$14,463
	11/1/2021(4)	154	$8,909	154	$8,909
		395	$22,851	404	$23,371

(1) The market value of the stock awards that have not vested was determined based on the per share closing price of the Company's common stock on December 31, 2021 ($57.85).
(2) Time based restricted stock awards and performance based restricted stock unit awards under the 2019 Long Term Incentive Plan described on page 16.
(3) Time based restricted stock awards and performance based restricted stock unit awards under the 2020 Long Term Incentive Plan described on page 17.
(4) Time based restricted stock awards and performance based restricted stock unit awards under the 2021 Long Term Incentive Plan described on page 18.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2021, relating to the Company’s stock-based compensation plans, pursuant to which grants of options to acquire shares of common stock may be granted from time to time.

	Number of Shares To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by shareholders	23,734	$37.45	39,379
Equity compensation plans not approved by shareholders	-	-	-
Total	23,734	$37.45	39,379

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are customers of the Company and the Bank, and the Company and the Bank have had banking transactions in the ordinary course of business with directors, officers, and their associates, on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company. All outstanding loans to such officers and directors and their associates are current as to principal and interest and do not involve more than the normal risk of collectability or present other unfavorable features. None of such outstanding loans is classified as non-accrual, past due, restructured or a potential problem.

In 2021, the Bank paid an agent fee for loans processed under the Small Business Administration Paycheck Protection Program to Adams, Jenkins & Cheatham in the amount of $139,318.07. Frank E. Jenkins, Jr., a member of the board of directors of the Company and the Bank, is a Managing Partner with Adams, Jenkins & Cheatham.

There are no legal proceedings to which any director, officer or associate is a party that would be material and adverse to the Company.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Village Bank and Trust Financial Corp. approve the compensation of named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote.

The board of directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the board of directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE APPROVAL OF THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
_____________________________________________________________________

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors, with the recommendation of the Audit Committee, has appointed the firm of Yount, Hyde & Barbour, P.C. (“YHB”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2022.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors. After assessing the performance and independence of YHB, the Audit Committee believes it is in the best interests of the Company and its shareholders to retain YHB.

The selection of YHB as the Company’s independent auditors is not required to be submitted to a vote of the shareholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. Should the shareholders not ratify the appointment of YHB, it is contemplated that the appointment will be permitted to stand unless the Company’s Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the following year.

A majority of the votes cast at the meeting by holders of the common stock is required for the ratification of the appointment of the independent registered public accounting firm.

A representative of YHB is expected to participate in the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

_____________________________________________

AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.

Fees of Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P.C., billed the following fees for services provided to the Company for the fiscal year ended December 31, 2021, and 2020.

	Yount, Hyde & Barbour, P.C.
	2021	2020
Audit fees (1)	$99,500	$98,500
Audit-related fees (2)	32,700	29,075
Tax fees (3)	16,000	15,450
Total	$148,200	$143,025

(1) Audit fees: Audit and review services, review of documents filed with the SEC.
(2) Audit-related fees: Audit of the VBA Defined Contribution Plan; agreed upon procedures related to the U.S. Department of Education Student Loan Program, Public Deposits; and HUD engagement for Village Bank Mortgage Corporation.
(3) Tax fees: Preparation of tax returns and consultation on tax matters.

Audit Committee Report

The Audit Committee is composed of four directors, each of whom is independent within the meaning of the listing standards of Nasdaq and SEC regulations. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements; and complying with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements; and expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles (“GAAP”).

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of (a) the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; (b) the accounting firm engaged for the purpose of performing internal audit procedures for the Company; (c) the firm engaged for the purpose of performing a review of the loan portfolio for the Company; and (d) monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company.

The Audit Committee has met and held discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2021, were prepared in accordance with GAAP. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used, and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Auditing Standard No. 1301 “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C., and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. By recommending to the board of directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee Members

Frank E. Jenkins, Jr., Chair

Raymond T. Avery, III

Michael L. Toalson

George R. Whittemore

Pre-Approval Policies

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

PROPOSALS FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of shareholders will be held by the Company on or about May 23, 2023.

Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 6, 2022. All such proposals and notifications should be sent to James E. Hendricks, Jr., President and Chief Executive Officer, at P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

The Company’s bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; or in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, the shareholder has 10 days after the earlier of the date of notice or public disclosure to give written notice. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the bylaws, without charge, upon written request to the Corporate Secretary of the Company. Based upon an anticipated date of May 23, 2023, for the next Annual Meeting, the Company must receive any notice of nomination or other business no later than March 24, 2023, and no earlier than February 22, 2023, for such meeting.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 (EXCLUDING EXHIBITS), AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. FOR THOSE SHAREHOLDERS THAT ONLY RECEIVED THE NOTICE OF INTERNET AVAILABILITY, THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/VBFC. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO DONALD M. KALOSKI, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS P.O. BOX 330, MIDLOTHIAN, VIRGINIA, 23113-0330. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/VBFC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VBFC

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1. To elect as directors for terms expiring in 2025:

	For	Withhold
01 - Craig D. Bell	☐	☐
02 - Devon M. Henry	☐	☐
03 - George R. Whittemore	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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03MI0D

The 2022 Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. will be held on May 24, 2022, at 10:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/MGXN27M.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VBFC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — VILLAGE BANK AND TRUST FINANCIAL CORP.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2022

Raymond T. Avery, III and Michael L. Toalson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. to be held on May 24, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees for election to the Board of Directors and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

VILLAGE BANK AND TRUST FINANCIAL CORP.

VOTE

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Online

Go to **www.envisionreports.com/VBFC** or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and instructions to access the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Proxy Statement and Annual Report to shareholders are available at:

www.envisionreports.com/VBFC

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/VBFC**.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 13, 2022 to facilitate timely delivery.

2 N O T C O Y

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Shareholder Meeting Notice

The Village Bank and Trust Financial Corp. Annual Meeting of Shareholders will be held on May 24, 2022 at 10:00 a.m. Eastern Time. The meeting will be conducted solely online via live webcast and there is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/MGXN27M on the meeting date and time. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. To elect as directors for terms expiring in 2025:
   01 - Craig D. Bell
   02 - Devon M. Henry
   03 - George R. Whittemore
2. To approve the following advisory (non-binding) resolution: RESOLVED, that the shareholders of Village Bank and Trust Financial Corp. approve the compensation of named executive officers as disclosed in the proxy statement pursuant to the rules of the Securities and Exchange Commission.
3. To ratify the appointment of Yount, Hyde & Barbour, P.C. as Village Bank and Trust Financial Corp.'s independent registered accounting firm for the year ending December 31, 2022.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to participate and vote during the meeting, please visit meetnow.global/MGXN27M on the meeting date and time.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/VBFC**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Village Bank and Trust Financial Corp." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 13, 2022.